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                                                                    EXHIBIT 10.3


                          STRATEGIC ALLIANCE AGREEMENT


         THIS STRATEGIC ALLIANCE AGREEMENT ("Agreement") is made and entered into with the effective date of December 11, 1997 ("Effective Date") by and between CONTEGO, L.L.C., an Arizona limited liability company ("CONTEGO"), and GRIDNET INTERNATIONAL, INC., a Delaware Corporation ("GI"). CONTEGO and GI are at times individually referred to as "Party" or collectively as "Parties".

                                    RECITALS

         A. CONTEGO owns a license to sublicense the use of and to provide services regarding certain public key infrastructure technology ("PKI Technology").

         B. GI owns and operates a communications network and additional associated hardware and software ("System") which together form the basis for GI's "Virtual Private Network" service offerings.

         C. The Parties desire to enter into an agreement allowing GI to integrate certain aspects of CONTEGO's PKI Technology into its System, as described in the attached Exhibit A ("Trusted Domain Service Integration Overview"), for purposes of providing a new premium authentication service ("Service")

         D. The Parties further desire that, for the term of the Agreement, CONTEGO shall be the exclusive supplier of public key infrastructure authentication technology offered by or through GI within or in connection with the System and, except as provided herein, GI and its affiliated companies shall be the only network operating, primarily in the U.S. through which the Service will be offered.

         E. GI shall market and sell the Service to existing and new users of the System

         F. CONTEGO will, in cooperation with GI, market and sell the Service to new and existing users of the System through direct and indirect sales channels.

                                    COVENANTS

         In consideration of the foregoing, Recitals and the mutual promises, terms, provisions, conditions, and covenants contained in this Agreement, the Parties agree as follows:

         1. DEFINITIONS.

            (a) TRUSTED DOMAIN CLIENT APPLICATION - means the object code version of The client application developed by Contego used by end-users of the Service which provides all end-user interfaces for use of the Service and interfaces with the Trusted Domain Server to effect a cryptographically authenticated logon of the end-user to the Service.

            (b) TRUSTED DOMAIN SERVER - means the object code version of the server application licensed to GI for integration into the GI System for provision of the Service which



[*]Material marked throughout this exhibit with an asterisk has been omitted pursuant to a request for confidential treatment. This material has been filed separately with the Securities and Exchange Commission.

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supports the cryptographic authentication logon dialog with the Trusted Domain
Client Application.

            (c) TECHNOLOGY - means those portions of CONTEGO's PKI Technology which will be integrated into the System, which is limited to the Trusted Domain Client Application and the Trusted Domain Server.

         2. TERM. This Agreement enters into force on December 11, 1997 ("Effective Date"). The term of this Agreement shall be for a period of five (5) years, commencing on the Effective Date ("Initial Term") and shall thereafter automatically extend for consecutive periods of five (5) years each ("Extension Periods"), without terminating. unless either Party gives written notice of intent not to extend at least ninety (90) days before the end of the then current Initial Term or at least one hundred eighty (180) days before the end of a then current Extension Period.

         3. UNDERTAKINGS.

            (a) BEST EFFORTS. GI shall use best efforts to market, advertise, and sell the Service to Customers, as defined in Section 2(c) hereof, pursuant to the terms of this Agreement. Such efforts shall be at GI's expense, except as otherwise provided in this Agreement or in a subsequent writing executed by both Parties. For purposes of providing appropriate descriptions of the Service and Technology, GI shall coordinate the content of its marketing, advertising, and selling activities regarding the Service or any part thereof with CONTEGO.

            (b) HARDWARE AND SOFTWARE. GI will provide, maintain and operate all System hardware and software including all hardware necessary to support the operation of the Trusted Domain Server. GI will also provide for the normal day-to-day operation of the Trusted Domain Server in a manner constant with that which GI sets for other critical network components within the System. GI will provide additional hardware as required in order to meet the Trusted Domain Server processing requirements as transaction volume increases. In the event that operation of the Trusted Domain Server requires any specialized hardware, this hardware will be provided for by CONTEGO. GI will also provide all modifications to GI's existing System software necessary in order to support the Service.

                CONTEGO will provide, maintain and operate all hardware and software necessary to operate the CONTEGO certification authority in support of the Service offering. CONTEGO will provide additional hardware as required in order to meet the certification authority processing requirements as transaction volume increases. CONTEGO will provide all Trusted Domain Server software as well as all enhancements to this application as may be required from time-to-time pursuant to the terms of the license as defined in section 4 (a).

            (c) SERVICE AGREEMENTS. GI shall enter into agreements with Customers for the provision of the Service and shall distribute Trusted Domain Client Application that is to be provided to GI by CONTEGO to Customers entering into a Service agreement. The provision of Service to Customers shall be under use of the contract and license terms to be mutually agreed by the Parties and to be attached hereto as Exhibit C (for Customers and end users subscribing, through them) and D (for resellers of the Service) except as provided in 4(c). GI shall refer Cus-


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tomers to CONTEGO for purposes of obtaining encryption keys and certificates in order to activate the Service. CONTEGO's provision of the encryption keys and certificates shall be subject to an agreement with the Customer to be provided by CONTEGO and CONTEGO shall be entitled to charge additional fees under such agreement. GI shall convey detailed information regarding all Service agreements to CONTEGO in writing within seven (7)-days of execution, and shall include the Customer's name, mailing address, date of the agreement, list price of service sold, volume discount schedule offered, and Customer number. GI warrants that all agreements conveyed to CONTEGO are by parties qualifying as lawful recipients of the Service under U.S. law, including without limitation, export regulations, and as customers of the System under contractual arrangements with GI ("Customers").

            (d) PAYMENT. In consideration of CONTEGO's efforts regarding the Service pursuant to this Agreement, GI shall remit to CONTEGO a certain percentage of gross proceeds received by GI from the Customers using the Service. As the price GI charges the Customer for usage decreases in accordance with a discount schedule, the dollars CONTEGO will receive from the bundled service shall also decrease; provided, however that the amount to be paid to CONTEGO shall not decrease below a minimum dollar amount to be mutually agreed upon by the parties. CONTEGO shall have the right to change the percentage of its fee as it deems necessary so long as GI is given notice sixty (60) days in advance of the change. Such change shall be applicable with regard to receipts from those Customers signing up for the Service after the sixty (60) day period and for new end users of existing Customers signing up for the Service after the sixty (60) day period. GI will remit payment to CONTEGO within ten business days of receipt of payment from a customer using, the service. Payment shall be remitted together with the accounting to be provided pursuant to Subsection (e).

            (e) ACCOUNTING. GI shall submit on or before the 15th day of each month a combined account of all Service use during the previous calendar month, listing Customer number, name and address of the Customer, and usage of each Customer account, and payment remitted to CONTEGO as to each Customer account in digital format. CONTEGO shall, upon request, be provided with reasonable documentation as to Customer accounts involving the Service.

            (f) AUDIT.

                (i) GI shall maintain complete, clear and accurate records of all revenue related to the Service (the "Revenue Records"). GI shall retain originals or copies of all correspondence related to origination of such sales or revenues. GI will retain its Revenue Records for a period of not less than three (3) years from the date of their preparation.

                (ii) CONTEGO shall have the right to have an inspection and audit of the Revenue conducted by independent certified public accountants (or by a mutually agreeable party) (the "Auditor"), which inspection and audit shall be conducted during regular business hours at the offices of GI and in such a manner as not to interfere with GI's normal activities. The Auditor may be required to sign a confidentiality agreement in a form containing terms and conditions customarily found in such agreements. CONTEGO shall be responsible for the fees and costs of the Auditor. If such audit shows that any of the GI's reports understated the actual amounts due to CONTEGO by more than five percent (5%), then GI shall pay to CONTEGO all


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reasonable costs and expenses which may be incurred by CONTEGO in conducting such audit and collecting such underpayment.

            (g) CUSTOMER ASSISTANCE.

                (i) CONTEGO is responsible, at its expense, for provision of "second level technical assistance" for GI and GI's wholesale customers in support of the Service provided pursuant to this Agreement. This support will be provided during CONTEGO's normal business hours. For the purposes of this agreement. "Second level technical support" is limited to assistance in the resolution of product "bugs" or technical issues which could not be resolved by appropriately trained first level technical support personnel.

                (ii) GI and/or GI's customers shall be responsible, at their expense, for first level customer support and Service inquiries. For the purposes of this agreement, "first level customer support" will include all end-user registration and installation assistance, as well as end user assistance for all normal product education and operation. First level customer support will also include registration authority operational responsibility in support of Customers. CONTEGO will license GI and GI's customers for the registration authority application for an initial setup charge and monthly license fee to be set by CONTEGO.

                (iii) CONTEGO reserves the right to offer "first level support" services on a contract basis to GI and other Service Customers.

            (h) LITERATURE AND MATERIALS. CONTEGO will furnish GI at no charge with reasonable quantities of non-proprietary sales aids, Technology briefs, brochures and similar literature and materials normally made available at no charge with respect to CONTEGO Technology. However, GI shall incorporate information regarding the Service into its Customer literature and materials and its web sites at GI's cost. CONTEGO manuals and other materials will be available to GI at CONTEGO's cost. The Parties shall mutually agree upon the content and planning of press releases announcing the Service.

            (i) TRAINING AND ASSISTANCE. CONTEGO will provide GI with initial familiarization and sales training, with respect to the Service, at no charge for up to a maximum of three (3) such training sessions to be held at a location reasonably designated by GI. CONTEGO will provide GI with additional sales training upon GI's request and GI agrees to reimburse CONTEGO for the cost of such training. CONTEGO shall have the option to participate, at its cost, in trade shows attended by GI.

4.       LICENSE.

            (a) GRANT. For the term of this Agreement and subject to its provisions, CONTEGO grants to GI and GI accepts, non-exclusively, a) the right to contract for the use of the Service by existing and new Customers, (b) the license to use certain software and hardware provided by CONTEGO for purposes of integration of the Trusted Domain Server into the System and its utilization pursuant to the terms of this Agreement, (c) the right to reproduce and distribute copies of the Trusted Domain Client Application solely pursuant to the end user agreement to be added to the Agreement as Exhibit C and solely to Customers, (d) to use the Trusted Domain Server, solely internally for the purpose of providing the Service on the System,


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(e) to sublicense resellers (pursuant to the reseller agreement to be added to this Agreement as Exhibit Do to reproduce and distribute the Trusted Domain Client Application solely to Customers and (a the right to use CONTEGO's trademarks identified in Exhibit B hereto for such purposes.

            (b) EXCLUSIONS. No other right or license is granted by CONTEGO to GI. either express or implied. GI agrees to integrate the Technology into and market the Service as part of the System in the regular course of its business and to obtain use of the Technology from CONTEGO under this Agreement solely for incorporation into its System. Any Technology integrated shall remain the sole property of CONTEGO and GI does not acquire any rights in the Technology as a consequence of such integration into its System, except for the license expressly granted herein. GI shall not sell, distribute, lease, or otherwise directly or indirectly provide the Service to any other party than Customers, unless CONTEGO has given prior written permission. The rights stated in Subsection (a) are nondivisible, nonassignable, and non-sublicensable, except as expressly provided in such Subsection (a). GI shall not use CONTEGO's trademarks in any manner not specifically authorized by this Agreement. No license is granted hereunder for publicity purposes, in combination with other products or services, as gifts or giveaways, as premiums used for the purpose of publicizing, promoting, or increasing sales of any other products or services, or in connection with any similar method of merchandising, except with prior written permission obtained from CONTEGO. CONTEGO retains all rights not expressly and exclusively conveyed to GI hereunder, and, except as expressly stated herein, CONTEGO may use or grant licenses to others. The appointment contained herein does not constitute a grant of any specific territory or geographic area.

            (c) RESERVED MARKETING RIGHTS. CONTEGO reserves the right to market and solicit sales of any aspect of PKI Technology and the Service directly, through other distributors, and through any other channel of distribution at any time and from time to time in CONTEGO's business or otherwise as in CONTEGO's sole judgment CONTEGO deems desirable, and GI will not be entitled to any commission, discount or any other compensation with respect to or on account of such sale. CONTEGO shall further have the right to sell any other PKI Technology related product, or service that is not integrated into the System, directly to Customers and GI shall not be entitled to any compensation for such direct sales. In case GI wishes to itself engage in sales of such services and products, the Parties shall in good faith negotiate and execute a separate agreement regarding the terms thereof.

         5. MOST FAVORED TREATMENT. Notwithstanding anything in this Agreement to the contrary, during the term of the Agreement, with the exception of EQUANT, CONTEGO shall not integrate its Technology into the network system of any other network provider operating primarily in the U.S. Further, GI shall be automatically availed the most favorable wholesale price terms CONTEGO maintains with any other party, for comparable quality and volume of service, if such terms are more favorable than provided in this Agreement. For the term of this Agreement, GI shall not sell, market, endorse, recommend or integrate into its System any other authentication using any type of PKI technology and CONTEGO shall be the sole provider of digital keys and certificates to GI and/or its Customers.

         6. TAXES. GI shall be solely responsible for and pay all federal, state, county, local and other government taxes, duties, or excise taxes, in connection with the sale, licensing, or use


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of the Service. Without limitation, GI shall receive and remit all applicable transaction and sales tax regarding the provision of the Service to Customers.

         7. CUSTOMER WARRANTY. GI will enclose, as part of every Service agreement, a limited warranty to be prepared by the Parties and to be included in Exhibit C and D ("Warranty"). Such Warranty shall not require any duties of CONTEGO in excess of the warranty provided in Section 7 hereof. GI and CONTEGO agree to fulfill their respective responsibilities under the Warranty. The Parties agree that the Warranty furnished by GI is the only warranty to be made with respect to Customers or third parties.

         8. WARRANTY TO GI. CONTEGO warrants that, during the term of contractual authorization by CONTEGO to use the software and Service, the software and Service will, during normal use within the operating environment designated in documentation provided by CONTEGO ("Documentation"), substantially conform to the functions detailed in the Documentation. CONTEGO does not warrant
(a) that the software or Service is error-free, (b) use of the software or Service will be uninterrupted, (c) the software or Service will meet GI's requirements or be fit for any particular purpose required by GI other than as set out in the Documentation, (d) the software or Service will operate in combination by any means and in any form with any computer hardware or software not documented for such use in the Documentation, or not specifically approved in writing for such use by CONTEGO, or (e) the software or Service will provide any function or adequately perform in any operating environment not designated in the Documentation. CONTEGO may at its sole option correct, replace, or discontinue the defective software or Service or defective portions thereof and the night to have CONTEGO exercise that option shall be the only recourse under this warranty. THIS WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY. THERE SHALL BE NO OTHER WARRANTIES EXPRESS OR IMPLIED REGARDING THE SERVICE, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

         9. LIMITATION OF LIABILITY. IN NO EVENT SHALL CONTEGO BE LIABLE FOR ANY LOSS, EXPENSE, OR DAMAGE, DIRECTLY OR INDIRECTLY, BASED ON CLAIMS BY GI OR GI'S CUSTOMERS, OR ANY THIRD PERSON, ARISING FROM THE USE OR INABILITY TO USE THE SERVICE FOR ANY PURPOSE, OR FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

         10. CHANGES TO TECHNOLOGY. CONTEGO shall have the right to change the design and/or specification of the PKI Technology, the Trusted Domain Service Software, the Trusted Domain Client Application, or hardware at any time. CONTEGO shall have the right to decrease the number and types of Technology available hereunder or to discontinue the availability of any or all such Technology without liability to CONTEGO upon sixty (60) days prior written notice to GI.

         11. TRADEMARKS. GI agrees that it will properly identify CONTEGO's trademarks on all Service related materials and end-user applications referring thereto. GI shall add a "TM" to each and every use of the trademarks. However, GI shall not affix or use CONTEGO's trademarks or a "TM" without CONTEGO's prior written approval, nor shall GI use any other


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trademark or trade name in connection with the Service without CONTEGO's prior written approval, nor shall GI use any part or modification of CONTEGO's name, other trademarks, trade dress, or similar rights, without CONTEGO's prior written approval. Should, during the term, in CONTEGO's sole discretion, the need arise to replace any of the trademarks or trade names by another trademark or trade name of CONTEGO to be licensed under this Agreement, GI will, at the expense of CONTEGO, cooperate and do such acts as are reasonably requested by CONTEGO to assist such replacement, including but not limited to the modification of this Agreement to reflect the replacement. In addition, CONTEGO may, at any time increase or decrease the number of trademarks or trade names, or otherwise change the trademarks or trade names licensed under this Agreement by written notice.

         12. COPYRIGHTS. GI agrees that it shall not at any time during or after the term of this Agreement claim any title to any trade secret. proprietary or confidential information, copyright, patent, or other intellectual property right CONTEGO or CONTEGO's licensor has in the Service or the Technology, and title therein shall remain exclusively in CONTEGO and/or CONTEGO's licensor. GI furthermore agrees that it does not, and shall not at any time during or after the term of this Agreement claim any title to any programs, methods of processing, the specific design, screen formats, and structure or interaction employed as to the Service, Technology, adaptations of Technology, or any part thereof, and those rights shall remain exclusively in CONTEGO and/or CONTEGO's licensor. GI shall reproduce and include CONTEGO's copyright and/or trade secret notices on all copies and adaptations in any form of the Service.

         13. TRANSFER OF RIGHTS. In case GI obtains a title or right in violation of Sections 11 or 12, GI shall at any time during or after the term of this Agreement promptly do such acts and execute, acknowledge, and deliver all documents that may be necessary or desirable, in the sole discretion of CONTEGO, to obtain, maintain, protect, and/or vest in CONTEGO and/or CONTEGO's licensor the entire right, title, and interest in connection with the rights affected.

         14. TERMINATION. Each Party may terminate this Agreement upon the occurrence of any of the following events:

             (a) INSOLVENCY. Except as may be prohibited by the bankruptcy laws of the United States, in the event of the other Party's insolvency or its inability to pay debts as they become due, or the filing of a voluntary or involuntary bankruptcy proceeding by or against such other Party, or the appointment of a receiver or assignee for the benefit of such other Party's creditors.

             (b) BREACH. A party fails to perform any substantial obligation herein to be performed on its part, unless such breach is cured within twenty
(20) days following written notice by the other Party.

         15. WINDING DOWN. Upon expiration or termination:

             (a) All rights granted to GI under this Agreement shall automatically revert to CONTEGO and GI shall execute any and all documents required by CONTEGO to evidence the automatic reversion.


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             (b) GI shall, without delay, return to CONTEGO all software, hardware, and any other materials and documentation provided by or on behalf of CONTEGO relating to the Service. GI shall cease to order, sell or market the Service or any part thereof. GI agrees to make no use of CONTEGO's trademarks whatsoever, including, without limitation, regarding the Service or in advertising, publicity, promotional or display materials, and GI shall, in CONTEGO's discretion, either deliver to CONTEGO all patterns, proofs, and any materials that reproduce the trademarks or give to CONTEGO satisfactory proof of their destruction.

             (c) All sublicenses to Customers shall be assigned to CONTEGO

         16. INDEMNIFICATION, HOLD HARMLESS.

             (a) CONTEGO INDEMNITY. CONTEGO agrees to defend, indemnify and hold GI harmless against any and all damages, costs, liabilities, expenses and settlement amounts incurred in connection with any suit, claim, or action by any third party, arising prior to termination of this Agreement, alleging that, as of the Effective Date of this Agreement, the Trusted Domain Client Application or the Trusted Domain Server (the "Software") infringes any U.S. patent or copyright or trade secret enforceable in the U.S. The foregoing indemnity obligation shall not extend to any claims of infringement arising out of or related to (i) a modification of the Software by anyone other than CONTEGO; (ii) a combination of the Software with any third party software or hardware where such combination is the cause of such infringement, including without limitation, the System; or (iii) the use of a version of the Software other than the then-current version if infringement would have been avoided with the use of the then-current version. CONTEGO's obligation to indemnify hereunder is subject to GI (i) giving CONTEGO prompt written notice of any such claim; (ii) giving CONTEGO sole control over the defense and settlement of any such claim; (iii) providing full cooperation for the defense of any such claim, at CONTEGO's expense; and (iv) not entering into any settlement or compromise of any such claim without CONTEGO's prior written approval. In the event the Software is held or are believed by CONTEGO to infringe any third party rights, CONTEGO may, at its sole option and expense, elect to (i) modify infringing Software so that they are non-infringing; (ii) replace the infringing Software with non-infringing Software which are functionally equivalent or superior in performance; (iii) obtain a license to continue to use the Software, as applicable, as provided hereunder; or (iv) terminate the license for the infringing Software. THE RIGHTS GRANTED TO GI UNDER THIS SECTION SHALL BE GI'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED THIRD PARTY INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHTS.

             (b) GI INDEMNITY. GI agrees to defend, indemnify and hold CONTEGO harmless against any and all damages, costs, liabilities., expenses and settlement amounts incurred in connection with any suit, claim, or action by any third party (i) alleging that the System infringes any copyright, patent, trademark, trade secret or other proprietary right or (11) against CONTEGO as a result of (a) the distribution of the Software; (b) negligence, misrepresentation, error or omission on the part of GI or its representatives relating or concerning the Software or the Trusted Domain Service; or (c) GI's breach of its obligations under Section 19 ("Export"). GI's obligation to indemnify CONTEGO pursuant to this paragraph is subject to CONTEGO giving GI prompt written notice of any such claim; (ii) giving GI sole control over the defense and settlement of any such claim; (ill) providing full cooperation for the defense of any such


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claim, at GI's expense; and (iv) not entering into any settlement or compromise of any such claim without GI's prior written approval. THE RIGHTS GRANTED TO CONTEGO UNDER THIS SECTION SHALL BE CONTEGO'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED THIRD PARTY INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHTS.

         17. INFORMATION. The Parties shall provide each other with all information reasonably needed for carrying out their obligations under the Agreement, and shall promptly answer any reasonable request for information made by the other Party. Without limitation, GI shall exercise due diligence to keep CONTEGO informed about GI's and Customers' activities, market conditions and the state of competition.

         18. LEGAL COMPLIANCE. It shall be GI's sole responsibility to conform its marketing and sale of the Service with the laws, regulations, and standards applicable. Without limitation, GI's shall provide, at its expense, all required permits for applying the Service to its System. Except as stated herein, the Parties will comply with all laws, regulations and other legal requirements that apply to them under this Agreement, including tax regulations.

         19. EXPORT. GI acknowledges that the laws and regulations of the United States and Australia restrict the export and re-export of certain commodities and technologies of the respective country's origin, including cryptographic software, in any medium. GI agrees that it will not knowingly, without prior authorization if required, export or re-export restricted technologies, either directly or through resellers, in any medium without the appropriate United States and/or foreign government licenses. GI further warrants that it shall not engage in any acts or omissions causing or constituting a violation of licensing agreements between CONTEGO and its licensor or the RSA licenses applicable to CONTEGO as these agreements and licenses are disclosed to GI from time to time.

         20. CONFIDENTIALITY. GI shall keep the non-public descriptions, specifications, and plans relating to the Service and its underlying technology confidential and as a trade secret. The Parties further agree to keep all non-public information related to the business of each other, including but not limited to CONTEGO's PKI Technology, the Technology, the Service, and technology sources, the Parties' strategies, planning information, marketing, existing and potential customers. financial information, and any other non-public records (all of the above collectively "Confidential Information") confidential and agree not to disseminate or allow dissemination of any such Confidential Information to third parties during and after the term of this Agreement, except as may be required by law or as reasonable to exercise a Party's rights and duties under this Agreement under similar confidentiality requirements. The Parties understand that dissemination of the Confidential Information would be detrimental to the other, and that the Confidential Information is the exclusive property of the other. The Parties agree that they shall not, at any time, directly or indirectly furnish or divulge any Confidential Information to any person or entity, or use Confidential Information in any way, except to the extent necessary for the fulfillment of this Agreement or its purposes. Upon termination of this Agreement, the Parties shall immediately return to each other all Confidential Information belonging to the other, including., but not limited to, computer readable disks or tapes, originals and copies of any of any drawings, documents, records, reports, notes, memoranda, customer lists, plans, and any other document containing Confidential Information. The confidentiality clause contained in this Sec-


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tion is reasonable and necessary to protect the legitimate interests of the
Parties and any violation thereof will result in an irreparable injury to the other Party. The Parties agree that in the event of any violation of this Section by one Party, the other shall be entitled to injunctive relief and damages, which remedies shall be cumulative and in addition to any other rights or remedies to which such other shall be entitled.

         21. GENERAL PROVISIONS.

             (a) NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given to a Party only if the notice is faxed to such Party's telefax. number set forth below and delivered by second day delivery, addressed as set forth below. Notwithstanding the above, the notice shall be effective at the time the fax transmission is received:

             To CONTEGO: (650) 286-4122          To GI: (770) 998-9096

Any Party may change its address or fax number by giving notice of such changes in conformity with the provisions of this Subsection for the giving of notice.

             (b) WAIVER. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom or which it is sought to be enforced. No waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provisions of this Agreement at such time or of the same provision at any other time.

             (c) INDEPENDENT PARTIES. CONTEGO and GI are independent parties. Nothing herein shall be construed to make GI an agent, employee, franchisee, joint venturer, partner or legal representative of CONTEGO. Except as otherwise provided in this Agreement, GI will neither have nor represent itself to have any authority to act on CONTEGO's behalf and may not assume any obligation of any kind, implied or expressed on behalf of CONTEGO. In no event shall this Agreement confer any right or benefit onto any person or entity that is not a Party to this Agreement.

             (d) FORCE MAJEURE. Neither Party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, including but not limited to governmental acts or omissions, laws or regulations, failure to obtain or maintain government licenses or licensing agreements with third parties for any reason, defaults or breaches of contract by third parties, natural catastrophes, acts of war, labor strikes or difficulties. If any of these causes continue or are reasonably to be expected to continue to prevent or delay performance for more than 90 days, a Party shall have the right to terminate this Agreement.

             (e) SURVIVAL. The provisions of Sections 3(d) (as to payment obligations), 3 (e)(as to accounting obligations), 4(b), 6, 8, 10 through 12, and 14 through 21 shall survive the termination of the Agreement.

             (f) GOVERNING LAW. This Agreement shall be construed pursuant to the laws of the United States and the State of California.

             (g) MODIFICATION; AMENDMENT. No modification or amendment of this Agreement shall be binding unless it is in writing and signed by all of the Parties hereto.

             (h) ASSIGNMENT OF AGREEMENT. Except as stated herein, this Agreement or any part thereof shall not be assignable without the other Party's written approval. Any attempt to do so without the other Party's approval shall be void. Notwithstanding the above, the Parties shall have the right to assign this Agreement without any prior approval to any successor pursuant to a merger or consolidation of a Party or the sale of all or substantially all of a Party's business assets, provided that such successor undertakes to fulfill all obligations of the assigning Party under this Agreement. Additionally, a Party shall have the right to assign this Agreement or delegate its obligations hereunder to any affiliate, provided that the assigning Party guarantees the obligations to be performed by such affiliate. For purposes of this Agreement, the term "affiliate" shall mean any corporation or business entity controlled by, controlling, or under common control with such Party. This Agreement shall be binding upon and inure to the benefit of the Parties' successors and assigns to the extent assignment is permitted under this Subsection.

             (i) ENTIRE AGREEMENT OF PARTIES. This Agreement contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

             (j) ARBITRATION.

                 (i) General. Any dispute arising, out of or in connection with the present Agreement shall be finally settled by compulsory arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified or supplemented under this Section; provided, however, that in the event of any such controversy or claim, (I) neither Party will initiate arbitration within the first thirty (30) days after the aggrieved Party first notifies the other Party of the controversy or claim and (ii) during such 30-day period, the chief executive officers or designated representatives of both Parties shall convene in San Francisco, California, U.S.A. to endeavor in good faith to amicably resolve the controversy or claim.

                 (ii) Proceeding. To initiate arbitration, either Party shall file the appropriate notice at the Regional Office of the AAA in San Francisco, California, U.S.A. The arbitration proceeding will take place during a period not exceeding two (2) days by telephonic conference call, and will consist of one (1) arbitrator appointed by the AAA. Any communication between a Party and the arbitrator will be directed to the AAA for transmittal to the arbitrator. The Parties expressly agree that the arbitrator will be empowered to (1) issue an interim order or award and (ii) grant injunctive relief.

                 (iii) Award. The arbitration award shall be the exclusive remedy of the Parties for all claims, counterclaims, issues or accountings presented or plead to the arbitrator. The award will (i) be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and (ii) include interest from the date of breach or other violation of the Agreement until the award is fully paid, computed at four percent (4%) over the then current prime rate provided by Bank of America. Judgment upon the arbitration award may be entered in any court that has jurisdiction thereof. Any additional costs, fees or expenses incurred in enforcing the arbitration award will be charged against the Party that resists its enforcement.

             (k) REMEDIES. The rights and remedies provided for in this Agreement shall not be mutually exclusive, nor shall they be exclusive of any other remedies.

             (l) ATTORNEY FEES. In the event of any adversarial proceeding between the Parties with respect to this Agreement or the transaction contemplated by this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees, expenses, and costs incurred therein from the other Party.

             (m) SEVERABILITY. If any provision of this Agreement is declared void or unenforceable or contrary to mandatory law, such provision shall be deemed severed from this Agreement to the extent affected and this Agreement shall otherwise remain in full force and effect and shall be construed to effect the objectives stated in this Agreement to the largest extent permissible by law. However, if a Party reasonably deems a provision severed essential to this Agreement, that Party shall have the right to terminate this Agreement.

             (n) AUTHORITY TO BIND. Each person executing this Agreement hereby warrants that the person has full and legal authority to execute this Agreement for and on behalf of the respective Parties and to bind such Parties.

             (o) JOINT RESPONSIBILITY. Each Party is willing to and does assume joint responsibility for the form and composition of each and all the contents of this Agreement, and further agrees that this Agreement and its Exhibits shall be interpreted as though each of the Parties participated equally in the composition of this Agreement, its Exhibits, and each and every part thereof.

             (p) UNITED STATES GOVERNMENT. The Trusted Domain Client Application and the Trusted Domain Server are "commercial computer software", as such term is used in 48 C.F.R. 12.212 of the Federal Acquisition Regulations ("FAR") and its successors and 48 C.F.R. through 227.7202-4 (June 1995) of The Department of Defense FAR Supplement and its successors. All U. S. Government customers acquire the Trusted Domain Client Application only with the rights set forth in The applicable end user agreement.

             (q) CAPTIONS. The captions of Sections and Subsections contained in this Agreement are for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof

             (r) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and if executed in counterpart by all required Parties, each executed copy shall be deemed an original, but all counterparts together shall constitute one and the same agreement.

             (s) TIME IS OF THE ESSENCE. In the performance of any and all of the terms, covenants, provisions, warranties, and conditions of this Agreement, time is of the essence.

         IN WITNESS WHEREOF, the Parties have executed this Agreement the day, month and year set forth beneath their signatures below.

CONTEGO, L.L.C.                            GRIDNET INTERNATIONAL

Date: 12/12/97                             Date: 12/11/97


By: /s/ Keith R. Dennis                     By: /s/ Lee Provow
    --------------------------------            --------------------------------
    as its authorized representative            as its authorized representative

                                   EXHIBIT A

                  "Trusted Domain Service" Integration Overview

The following is a high-level overview of how the Contego network authentication is currently intended to be Integrated into the existing GridNet System to enable the provision of the "Service". This design may change for any number of reasons, and is provided here only for information purposes.

Existing Components:

NETWORK ACCESS SERVER - This is the dial-up entry point for clients attempting to access the GridNet VPN. The Access Server manages various widely used client authentication authorization protocols such as CHAP and PAP, and communicates with back-end Authentication Servers using both TACACS and RADIUS. It's worth noting that GridNet must support a heterogeneous mix of vendors for this component including; CISCO. Ascend Communication and possibly others.

BABY - This system serves primarily as a front end to the Tandem Security Servers. By implementing an efficient (proprietary) protocol between the BABY and the Tandems, GridNet can realize performance efficiencies, but for all practical purposes, this box is transparent to our implementation.

TANDEM SECURITY SERVER - This is the system which is responsible for managing user databases as well as authentication, authorization and accounting for all network usage. This system directs the Access Server as to who to allow on the network, where to let them go, and what to allow them to do. All permissions are based on the customer's and end-user's profiles, maintained in the local database. There are multiple Tandems distributed at the GridNet supernodes providing redundancy and fail-over to assure continuous availability. The user databases are updated in near real-time.

GRIDNET NETWORK ACCESS CONTROL (GNAT) - This system's primary role is one of IP address translation, which is the foundation of the GridNet VPN scheme. Once an address translation is configured into it (which is done at log-on time), all packets have their IP addresses translated as they pass through the GNAT.

NEW COMPONENTS:

TRUSTED DOMAIN CLIENT APPLICATION - This is the Contego specific Win95 application which will interface to the Windows WIN32 API which will support a PPP server connection to the GridNet network and interface with the Trusted Domain Server. The TD-Client provides the end-user interface and will perform a two-phase logon to the GridNet - first, a simple PAP or CHAP logon, which if successful will then complete a second cryptographically authenticated logon through the Trusted Domain Server.

TRUSTED DOMAIN SERVER - This is a server application built on top of SECURserver or SECURuser. This server will perform the second cryptographically authenticated logon dialog with the

Trusted Domain Client Application using a proprietary protocol. It will also communicate with the GNAT to set up, and change, IP address translations for the sessions it has authenticated.

SERVICE ID - The Service ID is a designator [*] the UserID which is assigned to each user configured in the GridNet User Database. The Service ID is [*]. This Service ID is used by the GNAT to determine what IP address or range of IP addresses a user will be granted access to within a specific VPN. A single user may have multiple Service ID's.

The following diagram is provided as a reference for the authentication and authorization sequence to follow:

                                    [DIAGRAM - [*]]

1. The Trusted Domain Client Application will initiate the logon request, requiring the user to enter their user ID, [*] and password. From the user's perspective this is no different than what is done today. This service identifier information [*] file delivered to the end user when they are registered for the "Trusted Domain" (TD) Service. The Contego client application will retrieve this information from the file when the certificate is imported.

2. The Access Server will support the existing authentication protocols (e.g. PAP, CHAP) [*], and will request user authorization [*].

3 Based upon the service identifier, [*] and will respond to the Contego client, assigning a [*] IP address to the client application.

4. The [*] sends [*] with [*] address and [*] addresses as parameters [*]. The [*] address will be the [*] address assigned to the client application. This tells [*] from a client with the specified IP address. The [*] address is the address [*] to the client within the VPN once the client has been authenticated by the [*] Server. In addition, [*] a service to this session that will only allow the new user to access the [*] of the [*] Server.

5. Upon receipt of the [*], the Contego client will initiate a [*]. This is [*] the Contego client application with no additional input required by the user. This application request will be routed to [*] which has a [*]. This is the [*] application [*] at this point.

6.       The [*] responds to the client application [*].

7. The [*] application [*] and [*] the [*] with the user's [*] and sends it [*] to the [*].

8.       The [*] verifies the [*] from the [*].

         If the [*] is [*]:

The [*] sends [*] to [*] with the [*] for this [*] along with the [*] with a [*] to the front of the [*].

IF THE [*] IS [*]:

         The [*] sends [*] to [*] with [*] and [*].